Schedule a

(as of June 1, 2020)

Fund

Series	ANNUAL RATE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE

First Trust Low Duration Strategic Focus ETF	0.20%	12/19/2018
First Trust Cboe Vest U.S. Equity Buffer ETF - August	0.85%	11/1/2019
First Trust Cboe Vest U.S. Equity Deep Buffer ETF - August	0.85%	11/1/2019
First Trust Cboe Vest U.S. Equity Buffer ETF - November	0.85%	11/1/2019
First Trust Cboe Vest U.S. Equity Deep Buffer ETF - November	0.85%	11/1/2019
First Trust Cboe Vest U.S. Equity Buffer ETF – February	0.85%	02/05/2020
First Trust Cboe Vest U.S. Equity Deep Buffer ETF - February	0.85%	02/05/2020
First Trust TCW Securitized Plus ETF	0.75%	04/06/2020
First Trust Cboe Vest U.S. Equity Buffer ETF – May	0.85%	05/01/2020
First Trust Cboe Vest U.S. Equity Deep Buffer ETF - May	0.85%	05/01/2020
First Trust Cboe Vest U.S. Equity Buffer ETF – June	0.85%	06/01/2020
First Trust Cboe Vest U.S. Equity Deep Buffer ETF – June	0.85%	06/01/2020
First Trust Cboe Vest U.S. Equity Buffer ETF – July	0.85%	07/01/2020
First Trust Cboe Vest U.S. Equity Deep Buffer ETF - July	0.85%	07/01/2020
First Trust Cboe Vest U.S. Equity Buffer ETF – September
First Trust Cboe Vest U.S. Equity Deep Buffer ETF - September
First Trust Cboe Vest U.S. Equity Buffer ETF – October
First Trust Cboe Vest U.S. Equity Deep Buffer ETF - October
First Trust Multi Manager Large Cap Growth ETF	0.85%	05/15/2020
First Trust Cboe Vest U.S. Equity Buffer Strategy ETF